As filed with the Securities and Exchange Commission on June 16, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PENN ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2234473
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

825 Berkshire Blvd., Suite 200
Wyomissing, Pennsylvania 19610
(Address of Principal Executive Offices) (Zip Code)

PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan
(Full title of the plan)

Harper Ko
Executive Vice President, Chief Legal Officer and Secretary
PENN Entertainment, Inc.
825 Berkshire Blvd., Suite 200
Wyomissing, Pennsylvania 19610
(Name and address of agent for service)

(610) 378-2400
 (Telephone number, including area code, of agent for service)

Copy to:
David M. Lynn
Morrison & Foerster LLP
2100 L Street NW, Suite 900
Washington, D.C. 20037
(202) 778-1603

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by PENN Entertainment, Inc. (the “Registrant” or “Company”) in accordance with General Instruction E to Form S-8, to register 7,000,000 additional shares of common stock, $0.01 par value per share (the “Common Stock”), reserved for issuance under the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan (the “2022 Plan”), as approved by the Company’s shareholders on June 6, 2023. The contents of the Company’s Registration Statement on Form S-8 (No. 333-265637) filed with the Securities and Exchange Commission (the “Commission”) on June 15, 2022, which relates to the 2022 Plan, is hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description

4.1
Second Amended and Restated Articles of Incorporation of Penn National Gaming, Inc., filed with the Pennsylvania Department of State on October 15, 1996, as amended by the Articles of Amendments to the Amended and Restated Articles of Incorporation filed with the Pennsylvania Department of State on November 13, 1996, July 23, 2001 and December 28, 2007 and the Statement with Respect to Shares of Series C Convertible Preferred Stock of Penn National Gaming, Inc. dated as of January 17, 2013, and the Statement with Respect to Shares of Series D Convertible Preferred Stock of Penn National Gaming, Inc. dated as of February 19, 2020, and as further amended and restated by the Second Amended and Restated Articles of Incorporation of Penn National Gaming, Inc. filed with the Pennsylvania Department of State on June 17, 2021 is hereby incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed June 21, 2021. (SEC File No. 000-24206).

4.1(a)
Articles of Amendment to its Second Amended and Restated Articles of Incorporation, effective August 4, 2022, is hereby incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022. (SEC File No. 000-24206).

4.2
Fourth Amended and Restated Bylaws of Penn National Gaming, Inc., as amended on May 28, 2019, is hereby incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 31, 2019. (SEC File No. 000-24206).

4.2(a)
Amendment to Fourth Amended and Restated Bylaws of the Company, effective August 4, 2022, is hereby incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022. (SEC File No. 000-24206).

5.1*	Opinion of Ballard Spahr LLP.

10.1
PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended, is hereby incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 9, 2023. (SEC File No. 000-24206).

10.2*	Form of Restricted Stock Unit Award Agreement (Stock-Settled) for the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended.

10.3*	Form of Restricted Stock Unit Award Agreement (Cash-Settled) for the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended.

10.4*	Form of Performance Unit Award Agreement for the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended.

10.5*	Form of Restricted Stock Award Agreement for the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended.

10.6*	Form of Non-Qualified Stock Option Award Agreement for the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended.

10.7*	Form of Stock Appreciation Right Award Agreement for the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Ballard Spahr (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page hereto).

107*	Filing Fee Table.
* Filed herewith.
SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on June 16, 2023.
PENN ENTERTAINMENT, INC.

By:	/s/ Harper Ko
Name:	Harper Ko
Title:	Executive Vice President, Chief Legal Officer and Secretary

POWER OF ATTORNEY

BE IT KNOWN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jay A. Snowden and Harper Ko and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 16, 2023.

Signature	Title

/s/ Jay A. Snowden	President, Chief Executive Officer and Director (Principal Executive Officer)
Jay A. Snowden

/s/ Felicia R. Hendrix	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Felicia R. Hendrix

/s/ Christine LaBombard	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Christine LaBombard

/s/ Vimla Black-Gupta	Director
Vimla Black-Gupta

/s/ David A. Handler	Director, Chairman of the Board
David A. Handler

/s/ John M. Jacquemin	Director
John M. Jacquemin

/s/ Marla Kaplowitz	Director
Marla Kaplowitz

/s/ Ronald J. Naples	Director
Ronald J. Naples

/s/ Saul V. Reibstein	Director
Saul V. Reibstein

/s/ Jane Scaccetti	Director
Jane Scaccetti

/s/ Barbara Z. Shattuck Kohn	Director
Barbara Z. Shattuck Kohn